Exhibit 99.1

integrys®

INTEGRYS ENERGY GROUP, INC.
ATTN: INVESTOR RELATIONS
200 EAST RANDOLPH STREET
CHICAGO, IL 60601

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone (if calling within the United States) to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1., 2. and 3.:

	For	Against	Abstain
1. To adopt the Agreement and Plan of Merger by and among Wisconsin Energy Corporation and Integrys Energy Group, Inc., dated June 22, 2014, as it may be amended from time to time (the "Merger proposal");	☐	☐	☐
2. To approve, on an advisory basis, the merger-related compensation arrangements of the named executive officers of Integrys Energy Group, Inc.; and	☐	☐	☐
3. To approve any motion to adjourn the special meeting of Integrys Energy Group, Inc., if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Merger proposal	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000219819_1 R1.0.0.51160

0000219819_2 R1.0.0.51160 PRELIMINARY COPY Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . INTEGRYS ENERGY GROUP, INC. Notice of Special Meeting of Shareholders To Be Held [ ] AM Proxy Solicited on behalf of the Board of Directors The shareholder(s) hereby appoint(s) Charles A. Schrock and Jodi J. Caro as proxies, each with the power to appoint a substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, and to vote at their discretion upon such other business as may properly come before the meeting, all the shares of common stock of Integrys Energy Group, Inc. held of record by the undersigned on [ ], at the Special Meeting of Shareholders to be held at [ ], CDT on [ ], at the [ ] or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed by the shareholder(s). If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3; and according to the discretion of the proxies on any matters that may properly come before the meeting or any other postponement or adjournment thereof. Continued and to be signed on reverse side